Exhibit 99.1

ACADIA Pharmaceuticals Inc.
Management Severance Benefit Plan

Section 1.               Introduction.

The ACADIA Pharmaceuticals Inc. Management Severance Benefit Plan (the “Plan”) is hereby established effective December 10, 2015 (the “Effective Date”).  The purpose of the Plan is to provide for the payment of severance benefits to selected eligible employees of ACADIA Pharmaceuticals Inc. (the “Company”) in the event that such employees become subject to involuntary or constructive employment terminations.  This Plan shall supersede any severance benefit plan, policy or practice previously maintained by the Company other than the Company’s Amended and Restated Change in Control Severance Plan (the “CIC Plan”), which is being made effective concurrently with this Plan.  This Plan document also is the Summary Plan Description for the Plan.

For purposes of the Plan, the following terms are defined as follows:

(a)           “Affiliate” means any corporation (other than the Company) in an “unbroken chain of corporations” beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(b)           “Annual Base Salary” means the annualized base pay amount (excluding incentive pay, premium pay, commissions, overtime, bonuses, and other forms of variable compensation) as in effect immediately prior to an Involuntary Termination and prior to any reduction that would give rise to an employee’s right to resign for Good Reason.

(c)           “Board” means the Board of Directors of the Company; provided, however, that if the Board has delegated authority to administer the Plan to the Compensation Committee of the Board, then “Board” shall also mean the Compensation Committee.

(d)           “Cause” means, with respect to a particular employee, the occurrence of any of the following events: (i) such employee’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (ii) such employee’s intentional, material violation of any contract or agreement between the employee and the Company or of any statutory duty owed to the Company; (iii) such employee’s unauthorized use or intentional unauthorized disclosure of the Company’s confidential information or trade secrets; (iv) such employee’s gross negligence or gross misconduct; (v) such employee’s material failure to competently perform his/her assigned duties for the Company; (vi) sustained poor performance of any material aspect of the employee’s duties or obligations including refusal to follow lawful instructions from the employee’s manager or the then-current board of directors; or (vii) employee’s conviction of, or the entry of a pleading of guilty or nolo contendere by such employee to, any crime involving moral turpitude or any non-vehicular felony; provided, in the case of clauses (v) and (vi), such behavior shall only be deemed Cause if such failure or poor performance has not been substantially cured to the satisfaction of the Board within 30 days after written notice of such failure or poor performance has been given by the Company to the employee.  The determination of whether a termination is for Cause shall be made by the Board in its sole and exclusive judgment and discretion.

(e)           “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985.

(f)           “Code” means the Internal Revenue Code of 1986, as amended.

(g)           “Company” means ACADIA Pharmaceuticals Inc. or its successor.

(h)           “Eligible Employee” means an employee of the Company that meets the requirements to be eligible to receive Plan benefits as set forth in Section 2.

(i)           “Entity” means a corporation, partnership, limited liability company or other entity.

(j)           “Good Reason” for an employee’s resignation means the occurrence of any of the following events, conditions or actions taken by the Company without Cause and without such employee’s consent: (i) the assignment to an employee of any duties or responsibilities that results in a material diminution in the employee’s authorities, duties or responsibilities as in effect immediately prior to such reduction; provided, however, that a change solely in the employee’s title or reporting relationships shall not provide the basis for a termination with Good Reason; (ii) a material reduction by the Company in the employee’s annual base salary, as in effect prior to such reduction; (iii) a relocation of the employee’s principal business office to a location that increases the employee’s one-way driving distance by 30 miles or more, except for required travel by the employee on the Company’s business consistent with such employee’s business travel obligations as in effect on the Effective Date; or (iv) a material breach by the Company of any provision of the Plan or any other material agreement between the employee and the Company concerning the terms and conditions of the employee’s employment; provided, however, that in each case above, in order for the employee’s resignation to be deemed to have been for Good Reason, the employee must give the Company written notice of the action or omission giving rise to “Good Reason” within 30 days after the first occurrence thereof, the Company must fail to reasonably cure such action or omission within 30 days after receipt of such notice (the “Cure Period”), and the employee’s resignation must be effective not later than 30 days after the expiration of such Cure Period.

(k)           “Involuntary Termination” means a termination of employment that is due to: (i) a termination by the Company without Cause or (ii) solely in the case of an employee at the Executive Vice President level or higher, an employee’s resignation for Good Reason.

(l)           “Participation Agreement” means an agreement between an employee and the Company in substantially the form of Appendix A attached hereto, and which may include such other terms as the Board deems necessary or advisable in the administration of the Plan.

(m)           “Plan Administrator” means the Board.

(n)           “Target Bonus” means with respect to an Eligible Employee, if there is a cash bonus plan applicable to such Eligible Employee for the year in which such Involuntary Termination occurs (“Cash Bonus Plan”), the cash bonus payable to such Eligible Employee under such Cash Bonus Plan as if all the applicable performance goals for such year were attained at a level of 100%.  If no Cash Bonus Plan is in effect for the year in which such Involuntary Termination occurs, the Target Bonus Amount will be $0.

Section 2.              Eligibility for Benefits.

(a)           Eligible Employee.  An employee of the Company is eligible to participate in the Plan if (i) the Board has designated such employee as eligible to participate in the Plan by providing such person with a Participation Agreement; (ii) such employee has signed and returned such Participation Agreement to the Company within the period specified therein; (iii) such employee’s employment with the Company terminates due to an Involuntary Termination; and (iv) such employee meets the other Plan eligibility requirements set forth in this Section 2.  The Plan provides for uniform treatment of employees with the equivalent title (e.g., all Executive Vice Presidents are treated the same). If an employee is promoted to a position with a higher tier of benefits, then the benefits to be received by such employee will automatically adjust without the employee needing to sign a new Participation Agreement. The determination of whether an employee is an Eligible Employee shall be made by the Plan Administrator, in its sole discretion, and such determination shall be binding and conclusive on all persons.

(b)           Release Requirement.  In order to be eligible to receive benefits under the Plan, the employee also must execute a general waiver and release in substantially the form attached hereto as Exhibit A, Exhibit B or Exhibit C, as appropriate (the “Release”), within the applicable time period set forth therein, but in no event more than 50 days following the date of the applicable Involuntary Termination, and such Release must become effective in accordance with its terms.  The Company, in its sole discretion, may modify the form of the Release to comply with applicable law and shall determine the form of the required Release, which may be incorporated into a termination agreement or other agreement with the employee.

(c)           Plan Benefits Provided in Lieu of Individual Agreement Severance Benefits.  Unless otherwise determined by the Plan Administrator in its discretion, if an employee is an Eligible Employee and eligible to receive severance benefits under this Plan and otherwise eligible to receive severance benefits under the terms of an individually negotiated employment contract or agreement with the Company or any other severance arrangement with the Company, including the CIC Plan, that are of the same category and would otherwise duplicate the severance benefits available under this Plan (“Duplicative Benefits”) such Eligible Employee will receive severance benefits under this Plan in lieu of, and not additional to, such Duplicative Benefits; provided, however, that if the employee’s Duplicative Benefits are under the CIC Plan, then the employee shall receive severance benefits under the CIC Plan in lieu of any benefits under this Plan.  If an Eligible Employee is eligible to receive Plan benefits, such Eligible Employee will receive severance benefits under any individually negotiated employment contract or agreement only to the extent that such benefits have not been waived or terminated and are not Duplicative Benefits.

(d)           Exceptions to Benefit Entitlement.  An employee who otherwise is an Eligible Employee will not receive benefits under the Plan in the following circumstances, as determined by the Plan Administrator in its sole discretion:

(1)           The employee voluntarily terminates employment with the Company without Good Reason, or terminates employment due to the employee’s death or disability.  Voluntary terminations include, but are not limited to, resignation, retirement, or failure to return from a leave of absence on the scheduled date.

(2)           The employee voluntarily terminates employment with the Company in order to accept employment with another entity that is wholly or partly owned (directly or indirectly) by the Company or an Affiliate.

(3)           The employee is offered an identical or substantially equivalent or comparable position with the Company or an Affiliate.  For purposes of the foregoing, a “substantially equivalent or comparable position” is one that provides the employee substantially the same level of responsibility and compensation and would not give rise to the employee’s right to resign for Good Reason.

(4)           The employee is offered immediate reemployment by a successor to the Company or an Affiliate or by a purchaser of the Company’s assets, as the case may be, following a change in control of the Company and the terms of such reemployment would not give rise to the employee’s right to resign for Good Reason.  For purposes of the foregoing, “immediate reemployment” means that the employee’s employment with the successor to the Company or an Affiliate or the purchaser of its assets, as the case may be, results in uninterrupted employment such that the employee does not incur a lapse in pay or benefits as a result of the change in ownership of the Company or the sale of its assets.

(5)           The employee is rehired by the Company or an Affiliate and recommences employment prior to the date benefits under the Plan are scheduled to commence.

Section 3.              Amount of Benefit.

(a)           Severance Benefit.  Benefits under the Plan shall be provided to an Eligible Employee as set forth in the Participation Agreement.

(b)           Additional Benefits.  Notwithstanding the foregoing, the Company may, in its sole discretion, provide benefits to employees who are not Eligible Employees (“Non-Eligible Employees”) chosen by the Board, in its sole discretion, and the provision of any such benefits to a Non-Eligible Employee shall in no way obligate the Company to provide such benefits to any other Non-Eligible Employee, even if similarly situated.  If benefits under the Plan are provided to a Non-Eligible Employee, references in the Plan to “Eligible Employee” (and similar references) shall be deemed to refer to such Non-Eligible Employee.

(c)           Parachute Payments.

(1)           Any provision of the Plan to the contrary notwithstanding, if any payment or benefit an Eligible Employee would receive from the Company pursuant to the Plan or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount (defined below).  The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Eligible Employee’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the manner that results in the greatest economic benefit for the Eligible Employee.  If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata.

(2)           In the event it is subsequently determined by the Internal Revenue Service that some portion of the Reduced Amount as determined pursuant to clause (x) in the preceding paragraph is subject to the Excise Tax, the Eligible Employee agrees to promptly return to the Company a sufficient amount of the Payment so that no portion of the Reduced Amount is subject to the Excise Tax.  For the avoidance of doubt, if the Reduced Amount is determined pursuant to clause (y) in the preceding paragraph, the Eligible Employee will have no obligation to return any portion of the Payment pursuant to the preceding sentence.

(3)           Unless the Eligible Employee and the Company agree on an alternative accounting firm or law firm, the accounting firm engaged by the Company for general tax compliance purposes as of the day prior to the effective date of the a change in ownership or control shall perform the foregoing calculations.  If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the change in ownership or control, the Company shall appoint a nationally recognized accounting or law firm to make the determinations required hereunder.  The Company shall bear all expenses with respect to the determinations by such accounting or law firm required to be made hereunder.

Section 4.              Return of Company Property.

An Eligible Employee will not be entitled to any severance benefit under the Plan unless and until the Eligible Employee returns all Company Property.  For this purpose, “Company Property” means all Company documents (and all copies thereof) and other Company property which the Eligible Employee had in his or her possession at any time, including, but not limited to, Company files, notes, drawings, records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, research and development information, sales and marketing information, operational and personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, computers, facsimile machines, mobile telephones, servers), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part).

Section 5.              Time of Payment and Form of Benefit.

The Company reserves the right to specify in the Participation Agreement whether severance payments under the Plan will be paid in a single sum, in installments, or in any other form and to determine the timing of such payments.  All such payments under the Plan will be subject to applicable withholding for federal, state, and local taxes.  If an Eligible Employee is indebted to the Company on his or her termination date, the Company reserves the right to offset any severance payments under the Plan by the amount of such indebtedness.  All severance benefits provided under the Plan are intended to satisfy the requirements for an exemption from application of Section 409A of the Code to the maximum extent that an exemption is available and any ambiguities herein shall be interpreted accordingly.

Notwithstanding anything to the contrary set forth herein, any payments and benefits provided under the Plan that constitute “deferred compensation” within the meaning of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”) shall not commence in connection with an Eligible Employee’s termination of employment unless and until the Eligible Employee has also incurred a “separation from service,” as such term is defined in Treasury Regulations Section 1.409A-1(h) (“Separation from Service”), unless the Company reasonably determines that such amounts may be provided to the Eligible Employee without causing the Eligible Employee to incur the adverse personal tax consequences under Section 409A.

It is intended that (i) each installment of any benefits payable under the Plan to an Eligible Employee be regarded as a separate “payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2)(i), (ii) all payments of any such benefits under the Plan satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under Treasury Regulations Sections 1.409A-1(b)(4) and 1.409A-1(b)(9)(iii), and (iii) any such benefits consisting of COBRA premiums also satisfy, to the greatest extent possible, the exemption from the application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(9)(v).  However, if the Company determines that any such benefits payable under the Plan constitute “deferred compensation” under Section 409A and the Eligible Employee is a “specified employee” of the Company, as such term is defined in Section 409A(a)(2)(B)(i), then, solely to the extent necessary to avoid the imposition of the adverse personal tax consequences under Section 409A, (i) the timing of such benefit payments shall be delayed until the earlier of (A) the date that is 6 months and 1 day after the Eligible Employee’s Separation from Service and (B) the date of the Eligible Employee’s death (such applicable date, the “Delayed Initial Payment Date”), and (ii) the Company shall (A) pay the Eligible Employee a lump sum amount equal to the sum of the benefit payments that the Eligible Employee would otherwise have received through the Delayed Initial Payment Date if the commencement of the payment of the benefits had not been delayed pursuant to this paragraph and (B) commence paying the balance, if any, of the benefits in accordance with the applicable payment schedule.

In no event shall payment of any benefits under the Plan be made prior to an Eligible Employee’s termination date or prior to the effective date of the Release.  If the Company determines that any payments or benefits provided under the Plan constitute “deferred compensation” under Section 409A, and the Eligible Employee’s Separation from Service occurs at a time during the calendar year when the Release could become effective in the calendar year following the calendar year in which the Eligible Employee’s Separation from Service occurs, then regardless of when the Release is returned to the Company and becomes effective, the Release will not be deemed effective any earlier than the latest permitted effective date (the “Release Deadline”).  If the Company determines that any payments or benefits provided under the Plan constitute “deferred compensation” under Section 409A, then except to the extent that payments may be delayed until the Delayed Initial Payment Date pursuant to the preceding paragraph, on the first regular payroll date following the effective date of an Eligible Employee’s Release, the Company shall (i) pay the Eligible Employee a lump sum amount equal to the sum of the benefit payments that the Eligible Employee would otherwise have received through such payroll date but for the delay in payment related to the effectiveness of the Release and (ii) commence paying the balance, if any, of the benefits in accordance with the applicable payment schedule.

Section 6.               Right to Interpret and Administer Plan; Amendment and Termination.

(a)           Interpretation and Administration.  The Board shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan.  The rules, interpretations, computations and other actions of the Board shall be binding and conclusive on all persons, including all Eligible Employees.

(b)           Amendment.  The Board reserves the right to amend this Plan at any time; provided, however, that any amendment of the Plan will not be effective as to a particular employee who is or may be adversely impacted by such amendment or termination and has an effective Participation Agreement without the written consent of such employee.  Any action amending the Plan shall be in writing and executed by the Chair of the Company’s Board.

(c)           Termination. The Plan will automatically terminate upon the earliest of: (i) the date 5 years after the Effective Date, or (ii) following satisfaction of all the Company’s obligations under the Plan.

Section 7.              No Implied Employment Contract.

The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company or (ii) to interfere with the right of the Company to discharge any employee or other person at any time, with or without cause, which right is hereby reserved.

Section 8.              Legal Construction.

This Plan is intended to be governed by and shall be construed in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”) and, to the extent not preempted by ERISA, the laws of the State of California.

Section 9.             Claims, Inquiries and Appeals.

(a)           Applications for Benefits and Inquiries.  Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative).  The Plan Administrator is:

ACADIA Pharmaceuticals Inc.
Board of Directors
3611 Valley Centre Drive, Suite 300
San Diego, CA 92130

(b)           Denial of Claims.  In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial.  Any electronic notice will comply with the regulations of the U.S. Department of Labor.  The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(1)           the specific reason or reasons for the denial;

(2)           references to the specific Plan provisions upon which the denial is based;

(3)           a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(4)           an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described in Section 9(d) below.

This notice of denial will be given to the applicant within 90 days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional 90 days for processing the application.  If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial 90-day period.

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c)           Request for a Review.  Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within 60 days after the application is denied.  A request for a review shall be in writing and shall be addressed to:

ACADIA Pharmaceuticals Inc.
Board of Directors
3611 Valley Centre Drive, Suite 300
San Diego, CA 92130

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent.  The applicant (or his or her representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim.  The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim.  The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d)           Decision on Review.  The Plan Administrator will act on each request for review within 60 days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional 60 days), for processing the request for a review.  If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial 60-day period.  This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review.  The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor.  In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

(1)           the specific reason or reasons for the denial;

(2)           references to the specific Plan provisions upon which the denial is based;

(3)           a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(4)           a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA.

(e)           Rules and Procedures.  The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims.  The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

(f)           Exhaustion of Remedies.  No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section 9(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 9(c) above, and (iv) has been notified that the Plan Administrator has denied the appeal.  Notwithstanding the foregoing, if the Plan Administrator does not respond to an Eligible Employee’s claim or appeal within the relevant time limits specified in this Section 9, the Eligible Employee may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

Section 10.           Basis of Payments to and From Plan.

The Plan shall be unfunded, and all cash payments under the Plan shall be paid only from the general assets of the Company.

Section 11.            Other Plan Information.

(a)           Employer and Plan Identification Numbers.  The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 06-1376651.  The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 511.

(b)           Ending Date for Plan’s Fiscal Year.  The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31.

(c)           Agent for the Service of Legal Process.  The agent for the service of legal process with respect to the Plan is:

ACADIA Pharmaceuticals Inc.
3611 Valley Centre Drive, Suite 300
San Diego, CA 92130

In addition, service of legal process may be made upon the Plan Administrator.

(d)           Plan Sponsor.  The “Plan Sponsor” is:

ACADIA Pharmaceuticals Inc.
3611 Valley Centre Drive, Suite 300
San Diego, CA 92130
(858) 558-2871

               (e)           Plan Administrator.  The Plan Administrator is the Board.  The Plan Administrator’s contact information is:

ACADIA Pharmaceuticals Inc.
Board of Directors
3611 Valley Centre Drive, Suite 300
San Diego, CA 92130
(858) 558-2871

The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

Section 12.            Statement of ERISA Rights.

Participants in this Plan (which is a welfare benefit plan sponsored by ACADIA Pharmaceuticals Inc.) are entitled to certain rights and protections under ERISA.  If you are an Eligible Employee, you are considered a participant in the Plan and, under ERISA, you are entitled to:

(a)           Receive Information About Your Plan and Benefits

(1)           Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

(2)           Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description.  The Administrator may make a reasonable charge for the copies; and

(3)           Receive a summary of the Plan’s annual financial report, if applicable.  The Plan Administrator is required by law to furnish each Eligible Employee with a copy of this summary annual report.

(b)           Prudent Actions by Plan Fiduciaries.  In addition to creating rights for Plan Eligible Employees, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan.  The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Eligible Employees and beneficiaries.  No one, including your employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

(c)           Enforce Your Rights.  If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights.  For instance, if you request a copy of Plan documents or the latest annual report from the Plan, if applicable, and do not receive them within 30 days, you may file suit in a Federal court.  In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court.

If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court.  The court will decide who should pay court costs and legal fees.  If you are successful, the court may order the person you have sued to pay these costs and fees.  If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

(d)           Assistance With Your Questions.  If you have any questions about the Plan, you should contact the Plan Administrator.  If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.  You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

Appendix A

ACADIA Pharmaceuticals Inc.

Management Severance Benefit Plan

Participation Agreement

Name:

Section 1.               Eligibility.

You have been designated as eligible to participate in the ACADIA Pharmaceuticals Inc. Management Severance Benefit Plan (the “Plan”), a copy of which is attached as Exhibit A to this Participation Agreement (the “Agreement”).  Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

Section 2.             Severance Benefits

Subject to the terms of the Plan, if you are terminated in an Involuntary Termination, and meet all the other eligibility requirements set forth in the Plan, including, without limitation, executing the required Release within the applicable time period set forth therein and provided that such Release becomes effective in accordance with its terms, you will receive the severance benefits set forth in this Section 2. Notwithstanding the schedule for provision of severance benefits as set forth below, the provision of any severance benefits under this Section 2 is subject to any delay in payment that may be required under Section 5 of the Plan.

(a)           Base Compensation Severance Benefit.  You will be entitled to receive a single lump sum cash payment equal to the applicable multiplier set forth in the below table for your position1 times the sum of (a) your Annual Base Salary plus (b) your Target Bonus (the “Base Compensation Severance Benefit”). The appropriate multiplier will be determined by your position at the time of your Involuntary Termination but prior to any reduction for which you exercise your right to resign for Good Reason. The Base Compensation Severance Benefit will be payable to you within 10 business days following the effective date of your Release.

(b)           Target Bonus Severance Benefit. You will be entitled to receive a single lump sum cash payment equal to a pro-rata portion of your Target Bonus, with such pro-rata portion calculated with reference to the number of days in the calendar year that precedes the date of the Involuntary Termination divided by the number of days in the calendar year that includes the date of the Involuntary Termination. (the “Target Bonus Severance Benefit”).  The Target Bonus Severance Benefit will be payable to you within 10 business days following the effective date of your Release.

1 Base Compensation Severance Benefits for employees to be provided as follows:
Position	Multiplier of Annual Base Salary plus Target Bonus
Chief Executive Officer	1.5x
Executive Vice President	1.0x
Senior Vice President	.75x
Vice President	0.5x

(c)           [CEO only --Accelerated Vesting of Stock Awards.

(1)           Effective as of the effective date of your Release, to the extent not previously vested: (i) the vesting and exercisability of all outstanding stock options to purchase the Company’s common stock that are held by you on such date shall be accelerated by 12 months, and (ii) the vesting of any other stock awards granted to you by the Company, and any issuance of shares triggered by the vesting of such stock awards, shall be accelerated by 12 months.  Notwithstanding the foregoing, this Section 2(c) shall not apply to stock awards issued under or held in any Qualified Plan.  For purposes of determining the number of shares that will vest pursuant to the foregoing provision with respect to any performance-based vesting award that has multiple vesting levels depending upon the level of performance, vesting acceleration shall occur with respect to the number of shares subject to the award as if the applicable performance criteria had been attained at a 100% level.

(2)           In order to give effect to the intent of the foregoing provision, notwithstanding anything to the contrary set forth in your stock award agreements or the applicable equity incentive plan under which such stock award was granted that provides that any then unvested portion of your award will immediately expire upon your termination of service, no unvested portion of your stock award shall terminate any earlier than 90 days following any Involuntary Termination of your employment.  Notwithstanding anything to the contrary set forth herein, your stock awards shall remain subject to earlier termination in connection with a “Corporate Transaction” as provided in the Equity Plan or substantially equivalent provisions applicable to your stock award.]

(d)           Payment of Continued Group Health Plan Benefits.

(1)           If you timely elect continued group health plan continuation coverage under COBRA the Company shall pay the full amount of your COBRA premiums, or shall provide coverage under any self-funded plan, on behalf of you for your continued coverage under the Company’s group health plans, including coverage for your eligible dependents, for the applicable number of months for your position as set forth in the table below2 following your Involuntary Termination (the “COBRA Payment Period”).  The appropriate COBRA Payment Period will be determined by your position at the time of your Involuntary Termination but prior to any reduction for which you exercise your right to resign for Good Reason.   Upon the conclusion of such period of insurance premium payments made by the Company, or the provision of coverage under a self-funded group health plan, you will be responsible for the entire payment of premiums (or payment for the cost of coverage) required under COBRA for the duration of your eligible COBRA coverage period.  For purposes of this Section, (i) references to COBRA shall be deemed to refer also to analogous provisions of state law and (ii) any applicable insurance premiums that are paid by the Company shall not include any amounts payable by you under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are your sole responsibility.

2 COBRA Payment Periods for management are as follows:
Position	COBRA Payment Period
Chief Executive Officer	18 Months
Executive Vice President	12 Months
Senior Vice President	9 Months
Vice President	6 Months

(2)           Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that it cannot provide the COBRA premium benefits without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then in lieu of paying COBRA premiums on the your behalf, the Company will instead pay you on the last day of each remaining month of the COBRA Payment Period a fully taxable cash payment equal to the COBRA premium for that month, subject to applicable tax withholding (such amount, the “Special Severance Payment”), such Special Severance Payment to be made without regard to your election of COBRA coverage or payment of COBRA premiums and without regard to your continued eligibility for COBRA coverage during the COBRA Payment Period.  Such Special Severance Payment shall end upon expiration of the COBRA Payment Period.

Section 3.               Definitions.

(a)           “Equity Plan” means the Company’s 2004 Equity Incentive Plan, 2010 Equity Incentive Plan or any successor or other equity incentive plan adopted by the Company which govern your stock awards, as applicable.

(b)           “Qualified Plan” means a plan sponsored by the Company or an Affiliate that is intended to be qualified under Section 401(a) of the Internal Revenue Code.

Section 4.              Acknowledgements.

As a condition to participation in the Plan, you hereby acknowledge each of the following:

(a)           This Agreement and the Plan supersedes any severance benefit plan, policy or practice previously maintained by the Company that may have been applicable to you, including your individually negotiated employment agreement with the Company dated ___________________, as it may have been amended thereafter from time to time (as so amended, the “Employment Agreement”).

(b)           The severance benefits that may be provided to you under this Agreement may reduce the severance benefits that would otherwise be provided to you under your Employment Agreement, or otherwise, as further specified in Section 2(c) of the Plan. For the avoidance of doubt, in no event shall you be entitled to receive Duplicative Benefits. If you are eligible for severance benefits under the CIC Plan and under this Agreement pursuant to the Plan, you shall receive the benefits set forth in the CIC Plan and your agreement thereunder, but such benefits shall be reduced by any benefits previously provided to you under this Agreement pursuant to the Plan.

To accept the terms of this Agreement and participate in the Plan, please sign and date this Agreement in the space provided below and return it to _____________________ no later than _______________________.

ACADIA Pharmaceuticals Inc.

By:

Title:

______________________________	_____________________________________
[Eligible Employee]	Date

For Eligible Employees Age 40 or Older
Individual Termination

Exhibit A

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the ACADIA Pharmaceuticals Inc. Management Severance Benefit Plan (the “Plan”).

I understand that this Release Agreement (the “Release”), together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof.  I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein.  Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my proprietary information and inventions agreement with the Company and/or an affiliate of the Company. In consideration of the severance benefits and other consideration provided to me under the Plan that I am not otherwise entitled to receive, I agree not to disparage the Company and its affiliates and their predecessors, successors, and assigns, and/or the officers, directors, employees, stockholders, and agents of those entities, in any manner likely to be harmful to its or their business, business reputation, or personal reputation; provided that I will respond accurately and fully to any question, inquiry or request for information when required by legal process.

In consideration of the severance benefits and other consideration provided to me under the Plan that I am not otherwise entitled to receive, for a period of one (1) year immediately following the effective date of this Release, I (i) will not request, induce or advise any vendors, existing or potential corporate partners or investors, and/or customers of the Company to withdraw, curtail, limit, reduce, or cancel their business or business relationship(s) with the Company; and (ii) will not hire any employees, consultants, contractors or representatives of the Company (or those of any of its affiliates), nor induce or attempt to induce, or assist any other person or entity to (including without limitation by providing such person or entity any information regarding the Company’s business or employees) induce or attempt to induce such employees, consultants, contractors or representatives to stop working for, contracting with or representing the Company or any of its affiliates, or to work for, contract with or represent any of the Company's (or its affiliates’) competitors.

In consideration of the severance benefits and other consideration provided to me under the Plan that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and their current and former partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, successors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release (collectively, the “Released Claims”).  The Released Claims include, but are not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), and the federal Employee Retirement Income Security Act of 1974 (as amended).

1

Notwithstanding the foregoing, I understand that the following rights or claims are not included in the Released Claims: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; or (b) any rights that cannot be waived as a matter of law.  In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or any other government agency, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding.  I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Released Claims.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in this paragraph is in addition to anything of value to which I was already entitled.  I further acknowledge that I have been advised by this writing, as required by the ADEA, that:  (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not do so); (c) I have twenty-one (21) days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I sign this Release provided I have not revoked it.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than twenty-one (21) days following the date it is provided to me or such other date as specified by the Company.

Eligible Employee
Printed Name:
Signature:
Date:

2

For Eligible Employees Age 40 or Older
 Group Termination

Exhibit B

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the ACADIA Pharmaceuticals Inc. Management Severance Benefit Plan (the “Plan”).

I understand that this Release Agreement (the “Release”), together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof.  I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein.  Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my proprietary information and inventions agreement with the Company and/or an affiliate of the Company. In consideration of the severance benefits and other consideration provided to me under the Plan that I am not otherwise entitled to receive, I agree not to disparage the Company and its affiliates and their predecessors, successors, and assigns, and/or the officers, directors, employees, stockholders, and agents of those entities, in any manner likely to be harmful to its or their business, business reputation, or personal reputation; provided that I will respond accurately and fully to any question, inquiry or request for information when required by legal process.

In consideration of the severance benefits and other consideration provided to me under the Plan that I am not otherwise entitled to receive, for a period of one (1) year immediately following the effective date of this Release, I (i) will not request, induce or advise any vendors, existing or potential corporate partners or investors, and/or customers of the Company to withdraw, curtail, limit, reduce, or cancel their business or business relationship(s) with the Company; and (ii) will not hire any employees, consultants, contractors or representatives of the Company (or those of any of its affiliates), nor induce or attempt to induce, or assist any other person or entity to (including without limitation by providing such person or entity any information regarding the Company’s business or employees) induce or attempt to induce such employees, consultants, contractors or representatives to stop working for, contracting with or representing the Company or any of its affiliates, or to work for, contract with or represent any of the Company's (or its affiliates’) competitors.

In consideration of the severance benefits and other consideration provided to me under the Plan that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and its and their current and former partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, successors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release (collectively, the “Released Claims”).  The Released Claims include, but are not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), and the federal Employee Retirement Income Security Act of 1974 (as amended).

1

Notwithstanding the foregoing, I understand that the following rights or claims are not included in the Released Claims: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; or (b) any rights that cannot be waived as a matter of law.  In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or any other government agency, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding.  I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Released Claims.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in this paragraph is in addition to anything of value to which I was already entitled.  I further acknowledge that I have been advised by this writing, as required by the ADEA, that:  (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have forty-five (45) days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an office of the Company; (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I sign this Release provided I have not revoked it; and (f) I have received with this Release all of the information required by the ADEA, including without limitation a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than forty-five (45) days following the date it is provided to me or such other date as specified by the Company.

Eligible Employee
Printed Name:
Signature:
Date:

2

For Eligible Employees Under Age 40
 Individual or Group Termination

Exhibit C

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the ACADIA Pharmaceuticals Inc. Management Severance Benefit Plan (the “Plan”).

I understand that this Release Agreement (the “Release”), together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof.  I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein.  Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my proprietary information and inventions agreement with the Company and/or an affiliate of the Company. In consideration of the severance benefits and other consideration provided to me under the Plan that I am not otherwise entitled to receive, I agree not to disparage the Company and its affiliates and their predecessors, successors, and assigns, and/or the officers, directors, employees, stockholders, and agents of those entities, in any manner likely to be harmful to its or their business, business reputation, or personal reputation; provided that I will respond accurately and fully to any question, inquiry or request for information when required by legal process.

In consideration of the severance benefits and other consideration provided to me under the Plan that I am not otherwise entitled to receive, for a period of one (1) year immediately following the effective date of this Release, I (i) will not request, induce or advise any vendors, existing or potential corporate partners or investors, and/or customers of the Company to withdraw, curtail, limit, reduce, or cancel their business or business relationship(s) with the Company; and (ii) will not hire any employees, consultants, contractors or representatives of the Company (or those of any of its affiliates), nor induce or attempt to induce, or assist any other person or entity to (including without limitation by providing such person or entity any information regarding the Company’s business or employees) induce or attempt to induce such employees, consultants, contractors or representatives to stop working for, contracting with or representing the Company or any of its affiliates, or to work for, contract with or represent any of the Company's (or its affiliates’) competitors.

In consideration of the severance benefits and other consideration provided to me under the Plan that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and its and their current and former partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, successors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release (collectively, the “Released Claims”).  The Released Claims include, but are not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), and the federal Employee Retirement Income Security Act of 1974 (as amended).

1

Notwithstanding the foregoing, I understand that the following rights or claims are not included in the Released Claims: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; or (b) any rights that cannot be waived as a matter of law.  In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor or any other government agency, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding.  I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Released Claims.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than fourteen (14) days following the date it is provided to me or such other date as specified by the Company.

Eligible Employee
Printed Name:
Signature:
Date:

2